                                                                   Exhibit 10.40

                              EMPLOYMENT AGREEMENT
                              --------------------

                                (James W. Liken)

          THIS AGREEMENT, made as of October 1, 1999 ("Effective Date"), by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and JAMES W. LIKEN, of Pittsburgh, Pennsylvania ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is engaged in the business of the design, development, manufacture, marketing and sale principally of respiratory and other medical equipment;

          WHEREAS, Executive is a Director of the Company and possesses valuable knowledge and skills that have contributed and will contribute to the successful operation of the Company's business;

          WHEREAS, the Company and Executive have agreed to execute and deliver this Agreement in consideration, among other things, of (i) the access Executive has had and will continue to have to confidential or proprietary information of the Company, (ii) the access Executive will have to confidential or proprietary information to be acquired hereafter by the Company, (iii) the willingness of the Company to make valuable benefits available hereafter to Executive and (iv) Executive's receipt of compensation from time to time by the Company; and

          WHEREAS, the Company desires to retain the services of Executive, and Executive is willing to accept employment with the Company, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the following terms and conditions:


                                   ARTICLE I
                                   EMPLOYMENT
                                   ----------

          1.01.  Office.  Executive is hereby employed as President and Chief
                 ------
Executive Officer of the Company and in such other executive and managerial capacities as the Board of Directors of the Company may from time to time determine, and in such capacity or capacities shall use his best energies or abilities in the performance of his duties hereunder and as prescribed in the By-Laws of the Company.

          1.02.  Term.
                 ----

          (a) Subject to the terms and provisions of Article II hereof, Executive shall be employed by the Company for a period of three (3) years (the "Initial Term"), commencing on the Effective Date of this Employment Agreement and ending on September 30, 2002.

          (b) Subject to the terms and provisions of Article II hereof, the Initial Term shall automatically be extended for a period of three (3) years (the "Extended Term") unless (i) not less than thirty (30) days prior to the expiration of the Initial Term, the Company shall advise Executive that the Extended Term will not apply or (ii) not less than ninety (90) days prior to the expiration of the Initial Term, Executive shall advise the Company that the Extended Term shall not apply.

          (c) Subject to the terms and provisions of Article II hereof, the Extended Term (if applicable) shall automatically be extended for successive one
(1) year periods (such that the Extended Term will annually be extended to a three (3) year period) unless, not less than ninety (90) days prior to the expiration of the then current first year of the Extended Term, either Executive or the Company shall advise the other that the Extended Term will not be further extended.

          (e) The Initial Term and the Extended Term (if applicable) are herein referred to as the "Term."

          1.03.  Compensation.
                 ------------

          (a)  Base Salary.  During the Term, compensation shall be paid to
               -----------
Executive by the Company at the rate of $100,000 per annum (the "Base Salary"), payable in equal installments every other week. The Base Salary to be paid to Executive shall not be adjusted during the Initial Term. During the Extended Term (if applicable), the Base Salary to be paid to Executive may be adjusted upward or downward (but not below $100,000) by the Board of Directors of the Company at any time (but not less frequently than annually) based upon Executive's contribution to the success of the Company and on such other factors as the Board of Directors of the Company shall deem appropriate.

          (b)  Stock Options.  As of the Effective Date of this Agreement,
               -------------
Executive shall be granted options to acquire 263,700 shares of the Company's common stock (the "Stock Options") under the Company's 1992 Stock Incentive Plan (the "1992 Plan") at an exercise price equal to $8 3/8 per share. Subject to the terms hereof and the terms of the Stock Option Agreement to be entered into in accordance with the terms of the 1992 Plan (the "Option Agreement"), the Stock Options shall vest and shall become exercisable as follows: one-twelfth of the Stock Options shall vest and become exercisable on the first day of each calendar quarter commencing January 1, 2000 if this Agreement has not been terminated by the Company or Executive effective on or before the last day of the immediately preceding calendar quarter.

          1.04.  Executive Benefits.  At all times during the Term, Executive
                 ------------------
shall have the right to participate in and receive benefits under and in accordance with the then-current provisions of all incentive, profit sharing, retirement, stock option or purchase plans, life, health and accident insurance, hospitalization and other incentive and benefit plans or programs (except for any such plan in which Executive may not participate pursuant to the terms of such plan or Executive's geographic location) which the Company may at any time or from time to time have in effect for executive employees of the Company or its subsidiaries, Executive's participation to be on a basis commensurate with other executive employees considering their respective responsibilities and compensation. Executive shall also be entitled to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder. In addition, the Company shall reimburse Executive for his membership dues at the Duquesne Club in Pittsburgh, Pennsylvania.

          1.05.  Principal Place of Business.  The headquarters and principal
                 ---------------------------
place of business of the Company is located in Pittsburgh (Forest Hills), Pennsylvania. Executive's principal place of business will be at that site and he will reside within a reasonable distance thereof.


                                   ARTICLE II
                                  TERMINATION
                                  -----------

          2.01.  Illness, Incapacity.  If, during the Term of Executive's
                 -------------------
employment hereunder, the Board of Directors of the Company shall determine that Executive shall be prevented from effectively performing all his duties hereunder by reason of illness or disability and such failure so to perform shall have continued for a period of not less than three (3) months, then the Company may, by written notice to Executive, terminate Executive's employment hereunder effective at any time after such three (3) month period. Upon delivery to Executive of such notice, together with payment of any salary accrued and unpaid

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under Section 1.03 hereof, Executive's employment and all obligations of the
Company under Article I hereof shall forthwith terminate. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.01.

          2.02.  Death.  If Executive dies during the Term of his employment
                 -----
hereunder, Executive's employment hereunder shall terminate and all obligations of the Company hereunder, other than any obligations with respect to the payment of accrued and unpaid salary, shall terminate.

          2.03.  Company Termination.  (a)  For Cause.  In the event that, in
                 -------------------        ---------
the reasonable judgment of the Board of Directors of the Company, Executive shall have (a) been guilty of any act of dishonesty material with respect to the Company, or (b) been convicted of a crime involving moral turpitude, or (c) intentionally disregarded the provisions of this Agreement or (d) intentionally disregarded the express instructions of the Board of Directors of the Company with respect to matters of policy continuing (in the case of clause (d)) for a period of not less than thirty (30) days after notice of such disregard, the Company may terminate this Agreement effective at such date as it shall specify in a written notice to Executive. Any such termination by the Company shall be deemed to be termination "for cause". Upon delivery to Executive of such notice of termination, together with payment of any salary accrued and unpaid under
Section 1.03 hereof, Executive's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.03(a).

          (b)  Without Cause.  Executive's employment hereunder may be
               -------------
terminated at any time by the Company without cause if the Board of Directors of the Company, by resolution duly adopted by the Board, so determines. Except as set forth in Section 2.05, all obligations of the Company under Articles I and II cease upon termination. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.03(b).

          2.04.  Executive Termination.  Executive agrees to give the Company
                 ---------------------
ninety (90) days prior written notice of the termination of his employment with the Company. Simultaneously with such notice, Executive shall inform the Company in writing as to his employment/consulting plans following the termination of his employment with the Company. In the event Executive has terminated his employment with the Company because, in his reasonable judgment, there has been: (a) a material downgrading in Executive's duties, titles or responsibilities, (b) a change in the Executive's principal place of business to a location not within 30 miles of its present location, (c) any significant and prolonged increase in the traveling requirements applicable to the discharge of Executive's responsibilities or (d) any other significant material adverse change in working conditions, responsibilities or prestige (including a notice under Section 1.02(c) hereof that the Extended Term (if applicable) will not be further extended), Executive shall be entitled to the compensation provided for in Section 2.05(b) upon such termination; provided
                                                                    --------
that Executive must provide notice of a termination within ninety (90) days of the occurrence of a change Executive believes to be covered by clause (a), (b) or (c) herein in order to claim that the termination is because of such change. Otherwise, all obligations of the Company under Article I cease upon termination, except for the payment of any salary accrued and unpaid under
Section 1.03. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this
Section 2.04.

          2.05.  Termination Payments - Discharge Without Cause.
                 ----------------------------------------------

          (a) If the Company terminates Executive's employment without cause pursuant to Section 2.03(b) effective at any time on or before September 30, 2000, Executive shall not be entitled to any termination payments or other benefits hereunder.

          (b) If the Company terminates Executive's employment without cause pursuant to Section 2.03(b) effective at any time after September 30, 2000, Executive shall be paid for the balance of the Term the Base Salary then in effect; provided that if Executive's notice of termination occurs within ninety
        --------
(90) days of a reduction in Executive's Base Salary, the Base Salary prior to the reduction shall be used for purposes of this Section 2.05(b) (it being agreed that if such termination occurs before October 1, 2002, then for purposes of this Section 2.05(b) the Base Salary used to determine the amount to which Executive is entitled for the remainder of the Term shall be deemed to be $400,000). Additionally, for the balance of the Term, the Company will provide Executive with health and dental insurance coverage as though Executive remained an employee. Executive will be required to pay the same portion of the premium for such insurance coverage as if Executive remained an employee. Executive agrees to inform the Company of his employment/consulting jobs during the period of time which Executive is receiving money under this Section.

          2.06.  Termination Payments - After Change of Control.
                 ----------------------------------------------

          (a) Change of Control shall mean the occurrence of any of the following events:

               (i) Individuals who on December 1, 1999 constitute the Board of Directors ("Board") of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 1, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination) shall be deemed to be an Incumbent Director.

               (ii) Any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ("Company Voting Securities"); provided, however, that the event
                                               --------  -------
          described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or by any employee stock benefit trust created by the Company or any subsidiary or (C) by any underwriter temporarily holding securities pursuant to an offering of such securities.

               (iii) Consummation of any merger, consolidation, stock-for-stock exchange or similar transaction (collectively, "Business Combination") involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders (whether for such transaction or the issuance of securities in the transaction), in which the holders of Company Voting Securities immediately prior to consummation of the Business Combination own, as a group, immediately after consummation of the Business Combination, voting securities of the Company (or, if the Company does not survive the Business Combination, voting securities of the corporation surviving the Business Combination) having less than 50% of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any holders of Company Voting Securities in the Business Combination which represent disproportionate percentage increases in their shareholdings in comparison to other holders of Company Voting Securities.

               (iv) Consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any Business Combination) of all or substantially all of the assets of the Company to a person or entity which is not controlled by or under common control with the Company.

          (b) If Executive is terminated without cause upon or within eighteen
(18) months after a Change of Control, or if Executive provides notice (as provided for in Section 2.04) to the Company upon or within eighteen (18) months after the occurrence of a Change of Control that he is terminating employment with the Company because, in his reasonable judgment, there has been: (i) a material downgrading in Executive's duties, titles or responsibilities, (ii) a change in Executive's principal place of business to a location not within thirty (30) miles of its present location, (iii) any significant and prolonged increase in the traveling requirements applicable to the discharge of Executive's responsibilities or (iv) any other significant material adverse change in working conditions, responsibilities or prestige, Executive shall be entitled to the payments and other benefits provided for in Section 2.05(b) upon such termination; provided that in this Change of Control circumstance, notwithstanding Section 2.05(b), the termination payments shall be in an amount equal to three (3) full years of Executive's Base Salary (regardless of the remaining Term), and such payment shall be made to Executive in a lump sum to be paid to Executive within five (5) business days after the termination of employment (it being agreed that notwithstanding the parenthetical at the end of the first sentence of Section 2.05(b), if such termination occurs before October 1, 2002, the Base Salary used to determine the amounts to which Executive is entitled pursuant to this Section 2.06(b) shall be $100,000 and not $400,000). Otherwise, all obligations of the Company under Article I cease upon termination, except for the payment of any salary accrued and unpaid under
Section 1.03 hereof. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.06.

          (c) After a Change of Control, Executive has the option to terminate his employment with the Company for any reason by providing notice (as provided for in Section 2.04) of termination to the Company, such notice to be provided to the Company at any time within six (6) months after the Change of Control. Within five (5) business days after a termination of employment governed by this provision, Executive shall receive from the Company a lump sum payment equal to one (1) year of Executive's Base Salary. Additionally, for one (1) year after the termination, the Company will provide Executive with health and dental insurance coverage as though Executive remained an employee. Executive will be required to pay the same portion of the premium for such insurance coverage as if Executive remained an employee. Otherwise, all obligations of the Company under Article I cease upon termination, except for the payment of any salary accrued and unpaid under Section 1.03 hereof. The obligations of Executive under Article IV hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 2.06.

          2.07.  Treatment of Stock Options Upon Termination and Change of
                 ---------------------------------------------------------
Control.  The Option Agreement to be entered into in connection with the Stock
-------
Options shall provide as follows in connection with the treatment of the Stock Options in the event of termination of this Agreement and a Change of Control:

          (a) Termination by the Company Pursuant to Section 2.01.  Termination
              ---------------------------------------------------
of Executive's employment by the Company pursuant to Section 2.01 shall be governed by the terms of the 1992 Plan applicable to termination of a "Disabled Grantee" (as defined in the 1992 Plan), such that all Stock Options shall immediately vest and become exercisable and remain exercisable for a period of one (1) year after termination (but in no event after the expiration date for the Stock Options).

          (b) Termination Pursuant to Section 2.02.  Termination of Executive's
              ------------------------------------
employment pursuant to Section 2.02 shall be governed by the terms of the 1992 Plan applicable in the case of death of an optionee during employment, such that all Stock Options shall immediately vest and become exercisable and shall remain exercisable by executive's estate or legal representative for a period of one
(1) year after the date of death (but in no event after the expiration date for the Stock Options).

          (c) Termination by the Company Pursuant to Section 2.03(a).
              ------------------------------------------------------
Termination of Executive's employment by the Company pursuant to Section 2.03(a) shall be governed by the terms of the 1992 Plan applicable to termination of employment other than for reason of voluntary termination with consent of the Company, retirement or death, such that all unexercised Stock Options (whether vested or unvested) shall automatically and immediately terminate.

          (d) Termination by the Company Pursuant to Section 2.03(b).
              ------------------------------------------------------
Termination of Executive's employment by the Company pursuant to Section 2.03(b) shall be deemed to be a "voluntary termination with consent" for purposes of the 1992 Plan, such that all Stock Options which have vested and become exercisable prior to the date of termination shall be exercisable for the periods set forth in the 1992 Plan (generally, three months from termination in the case of Stock Options which are incentive stock options and one year in the case of Stock Options which are non-statutory stock options, but in no event after the expiration date for the Stock Options). In accordance with the 1992 Plan, all unvested Stock Options shall terminate immediately upon termination of Executive's employment by the Company pursuant to Section 2.03(b).

          (e) Termination by Executive Pursuant to Section 2.04.  Termination of
              -------------------------------------------------
Executive's employment by Executive pursuant to Section 2.04 shall be governed by the terms of the 1992 Plan applicable to termination of employment other than for reason of voluntary termination with consent of the Company, retirement or death, such that all unexercised Stock Options (whether vested or unvested) shall automatically and immediately terminate.

          (f) Effect of Change of Control and Termination After Change of
              -----------------------------------------------------------
Control.  Notwithstanding Section 8 of the 1992 Plan or any other provision
-------
thereof, in the event of a Change of Control all Stock Options shall immediately vest and become exercisable and shall remain exercisable for the period during which Executive remains employed by the Company and for a period of one (1) year after termination in accordance with Sections 2.06(b) or (c) hereof (but in no event after the expiration date for the Stock Options).

                                  ARTICLE III
                          EXECUTIVE'S ACKNOWLEDGMENTS
                          ---------------------------

          Executive recognizes and acknowledges that: (a) in the course of Executive's employment by the Company it will be necessary for Executive to acquire information including, without limitation, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) for purposes of this Agreement, confidential information of an affiliate of the Company or a person or entity with which the Company explores or conducts business is considered to be Confidential Information; (c) the Confidential Information is the property of the Company; (d) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (e) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive's own advantage or the advantage of others. For purposes of this Agreement, "Confidential Information" shall not include any information that is in the public domain, so long as such information is not in the public domain as a result of any action or inaction by Executive which would constitute a violation of this Agreement or the Company's policies with respect to such information.

          Executive further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Executive be restrained, but only to the extent hereinafter provided (a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from hiring or attempting to hire any employee of the Company, (c) from soliciting the trade of or trading with the customers and suppliers of the Company, and (d) from competing against the Company for a reasonable period following the termination of Executive's employment with the Company.

          Executive further recognizes and understands that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC
(S) 1 et seq.  In the event of publication of such materials, Executive
      -- ---
understands that the Company will solely retain and own all rights in said materials, including right of copyright, and that the Company may, at its discretion, on a case-by-case basis, grant Executive by-line credit on such materials as the Company may deem appropriate.

          For purposes of interpreting Article III and Article IV hereof, the acknowledgements, covenants and obligations of Executive with respect to the Company shall apply equally with respect to its affiliates.

                                   ARTICLE IV
                      EXECUTIVE'S COVENANTS AND AGREEMENTS
                      ------------------------------------

          4.01.  Non-Disclosure of Confidential Information.  Executive agrees
                 ------------------------------------------
to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Executive, except as required in the performance of Executive's duties to the Company.

          4.02.  Disclosure of Works and Inventions/Assignment of Patents and
                 ------------------------------------------------------------
Other Rights.  (a) Executive shall disclose promptly to the Company or its
------------
nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the business, prospective business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments, and otherwise cooperate with the Company at no expense to Executive, to assist the Company in applying for and obtaining Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives.

          (b) Executive agrees that in the event of publication by Executive of written or graphic materials the Company will retain and own all rights in said materials, including right of copyright.

          4.03.  Duties.  Executive agrees to be a loyal employee of the
                 ------
Company. Executive agrees to devote his best efforts full time to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Executive further agrees that during the term of this Agreement, Executive shall not, directly or indirectly, engage in any business which would detract from Executive's ability to apply his best efforts to the performance of his duties hereunder. Executive also agrees that he shall not usurp any corporate opportunities of the Company.

          4.04.  Return of Materials.  Upon the termination of Executive's
                 -------------------
employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

          4.05.  Restrictions on Competition.  Executive covenants and agrees
                 ---------------------------
that during the period of Executive's employment hereunder plus a period of two
(2) years (or such longer period, not in excess of three (3) years, in respect of which base salary is paid to Executive pursuant to (S) 2.04 or 2.05) following the termination of Executive's employment, including without limitation termination by the Company for cause or without cause, Executive shall not, in the United States of America or in any other country of the world in which the Company has done business at any time during the last three years prior to termination of Executive's employment with the Company, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean and include any person, corporation or other entity which develops, manufactures, sells or markets or attempts to develop, manufacture, sell or market any product or services which are the same as, similar to or compete with the products and services (i) sold by the Company at any time and from time to time during the last three years prior to the termination of Executive's employment hereunder or
(ii) which are active research and development projects of the Company of which Executive is aware at the time of termination; provided, however, that for
                                               --------  -------
purposes
of determining what constitutes a Competing Business there shall not be included
(x) any product or service of any entity which product or service Executive determines is not material to the business or prospects of the Company and which product or service the Company's Board, having been requested to do so by Executive, also so determines; or (y) any product or service of any entity so long as the Executive and such entity can demonstrate to the reasonable satisfaction of the Company that Executive is and will continue to be effectively isolated from and not participate in the development, manufacture, sale or marketing of such product or service, but only so long as Executive is effectively so isolated and does not so participate. In the event the employment of Executive terminates at the conclusion of the Term before Executive obtains the age of 65 and because the Company has elected not to further extend the Term pursuant to (S) 1.02, then the provisions of this (S) 4.05 and (S)'s 4.06 and
4.07 shall not be applicable after the conclusion of the Term unless the Company advises Executive at least six months prior to conclusion of the Term that it will continue to pay the Base Salary in effect at conclusion of the Term for such two-year period or such shorter portion thereof as the Company may specify (which specification shall foreshorten such two-year period accordingly) and the Company pays such amounts during such two-year or shorter period.

          4.06.  Non-Solicitation of Customers and Suppliers. Executive agrees
                 -------------------------------------------
that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company, with respect to any products competitive with those of the Company. Executive further agrees that for two
(2) years following termination of his employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company with respect to any products competitive with those of the Company.

          4.07.  Non-Solicitation of Employees.  Executive agrees that, during
                 -----------------------------
his employment with the Company and for two (2) years following termination of Executive's employment with the Company, including without limitation termination by the Company for cause or without cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

                                   ARTICLE V
                   EXECUTIVE'S REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          5.01.  No Prior Agreements.  Executive represents and warrants that he
                 -------------------
is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Executive further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

          5.02.  Executive's Abilities.  Executive represents that his
                 ---------------------
experience and capabilities are such that the provisions of Article IV will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.

          5.03.  Remedies.  In the event of a breach by Executive of the terms
                 --------
of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.


                                   ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

          6.01.  Authorization to Modify Restrictions.  It is the intention of
                 ------------------------------------
the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable or, if necessary, to delete the offending provision.

          6.02.  Tolling Period.  The non-competition, non-disclosure and non-
                 --------------
solicitation obligations contained in Article IV hereof shall be extended by the length of time during which Executive shall have been in breach of any of the provisions of such Article IV.

          6.03.  Entire Agreement.  This Agreement represents the entire
                 ----------------
agreement of the parties with respect to the employment of Executive by the Company and may be amended only by a writing signed by each of them.

          6.04.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania.

          6.05.  Consent to Jurisdiction; Venue.  Executive hereby irrevocably
                 ------------------------------
submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania in any action or proceeding arising out of or relating to this Agreement, and Executive hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either such court. Executive hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania and any objection on the ground that any such action or proceeding in either of such Courts has been brought in an inconvenient forum. Nothing in this Section 6.05 shall affect the right of the Company to bring any action or proceeding against Executive or his property in the courts of other jurisdictions where the Executive resides or has his principal place of business or where such property is located.

          6.06.  Service of Process.  Executive hereby irrevocably consents to
                 ------------------
the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement brought in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County by the mailing by certified or registered mail of copies of such process to Executive at his address as set forth on the signature page hereof.

          6.07.  Agreement Binding.  The obligations of Executive under this
                 -----------------
Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on, and inure to the benefit of, his heirs, executors, legal representatives if the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or designee or, if there be no such designee, to the Executive's estate. This Agreement also shall be binding upon, and inure to the benefit of, any successors and assigns of the Company.

          6.08.  Successor to the Company.  The Company will require any
                 ------------------------
successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment and to receive the payments and other benefits set forth in Section 2.06(b) as if Executive had been terminated without cause upon a Change of Control. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid.

          6.09.  Counterparts, Section Headings.  This Agreement may be executed
                 ------------------------------
in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

          6.10.  Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed to have been duly given if (a) hand delivered or (b) mailed, registered mail, first class postage paid, return receipt requested, or (c) sent via overnight delivery service or courier, delivery acknowledgment requested, or (d) via any other delivery service with proof of delivery:

          if to the Company:

          Respironics, Inc.
          1501 Ardmore Blvd.
          Pittsburgh, PA  15221-4401
          Attention:  General Counsel

          if to Executive, at the address set forth on the signature page hereof or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

          Executive acknowledges that he has read and understands the foregoing provisions and that such provisions are reasonable and enforceable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.



Witness:

       /s/ Daniel J. Bevevino               /s/ James W. Liken
--------------------------------     ---------------------------------
                                               James W. Liken

                                     Address:  5 Deer Spring Lane
                                               -----------------------
                                               Pittsburgh, PA 15238
                                               -----------------------

Attest

                                     RESPIRONICS, INC.


    /s/ Dorita A. Pishko             By:  /s/ G. E. McGinnis
---------------------------------       ------------------------------
        Secretary

                                     Title: Board Chairman
                                           ---------------------------


[Corporate Seal]
                                      -17-